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                                                               EXHIBIT (h)(2)(i)



                                 AMENDMENT NINE

                                     TO THE
                  AMENDED AND RESTATED LEGAL SERVICES AGREEMENT
                               DATED MAY 31, 1997


         THIS AMENDMENT NINE to the Amended and Restated Legal Services Agreement dated May 31, 1997 by and between the parties as set forth in Schedule 1, attached hereto and incorporated by reference and VAN KAMPEN INVESTMENTS INC.

                               W I T N E S S E T H

         WHEREAS, Value Opportunities Fund, a series of Van Kampen Equity Trust, being an open-end management investment company as that term is defined in the Investment Company Act of 1940, as amended, wishes to become a party to the Agreement; and

         WHEREAS, the original parties desire to add the aforementioned additional entity as party to the Agreement;

         NOW, THEREFORE, in consideration of the promises and mutual covenants spelled out in the Agreement and herein, it is hereby agreed that Schedule 1 of the Agreement be amended to add the Fund listed above.

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IN WITNESS WHEREOF, the parties have caused this Amendment Nine to be executed this 22nd day of February, 2001.




ALL OF THE PARTIES SET FORTH IN SCHEDULE 1
ATTACHED HERETO



By:   /s/   A. Thomas Smith III
   --------------------------------------------------
         A. Thomas Smith III
         Vice President and Secretary




VAN KAMPEN INVESTMENTS INC.



By:     /s/   Richard F. Powers, III
   --------------------------------------------------
         Richard F. Powers, III
         President and Chief Executive Officer





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                                   SCHEDULE 1

1. VAN KAMPEN U.S. GOVERNMENT TRUST, on behalf of its series, Van Kampen U.S. Government Fund

2. VAN KAMPEN TAX FREE TRUST, on behalf of its series, Van Kampen Insured Tax Free Income Fund, Van Kampen Tax Free High Income Fund, Van Kampen California Insured Tax Free Fund, Van Kampen Municipal Income Fund, Van Kampen Intermediate Term Municipal Income Fund, Van Kampen New York Tax Free Income Fund, Van Kampen Florida Insured Tax Free Income Fund, Van Kampen California Municipal Income Fund, Van Kampen Michigan Tax Free Income Fund, Van Kampen Missouri Tax Free Income Fund and Van Kampen Ohio Tax Free Income Fund

3. VAN KAMPEN TRUST, on behalf of its series, Van Kampen High Yield Fund and Van Kampen Managed Short Term Income Fund

4. VAN KAMPEN EQUITY TRUST, on behalf of its series, Van Kampen Utility Fund, Van Kampen Growth Fund, Van Kampen Aggressive Growth Fund, Van Kampen Small Cap Value Fund, Van Kampen Small Company Growth Fund, Van Kampen Select Growth Fund, Van Kampen Value Opportunities Fund and Van Kampen Small Cap Growth Fund

5.       VAN KAMPEN PENNSYLVANIA TAX FREE INCOME FUND

6.       VAN KAMPEN TAX FREE MONEY FUND

7.       VAN KAMPEN MUNICIPAL INCOME TRUST

8.       VAN KAMPEN CALIFORNIA MUNICIPAL TRUST

9.       VAN KAMPEN HIGH INCOME TRUST

10.      VAN KAMPEN HIGH INCOME TRUST II

11.      VAN KAMPEN PRIME RATE INCOME TRUST

12.      VAN KAMPEN SENIOR FLOATING RATE FUND

13.      VAN KAMPEN INVESTMENT GRADE MUNICIPAL TRUST

14.      VAN KAMPEN MUNICIPAL TRUST

15.      VAN KAMPEN CALIFORNIA QUALITY MUNICIPAL TRUST

16.      VAN KAMPEN FLORIDA QUALITY MUNICIPAL TRUST

17.      VAN KAMPEN NEW YORK QUALITY MUNICIPAL TRUST

18.      VAN KAMPEN OHIO QUALITY MUNICIPAL TRUST

19.      VAN KAMPEN PENNSYLVANIA QUALITY MUNICIPAL TRUST

20.      VAN KAMPEN TRUST FOR INSURED MUNICIPALS

21.      VAN KAMPEN TRUST FOR INVESTMENT GRADE MUNICIPALS


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22.      VAN KAMPEN TRUST FOR INVESTMENT GRADE CALIFORNIA MUNICIPALS

23.      VAN KAMPEN TRUST FOR INVESTMENT GRADE FLORIDA MUNICIPALS

24.      VAN KAMPEN TRUST FOR INVESTMENT GRADE NEW JERSEY MUNICIPALS

25.      VAN KAMPEN TRUST FOR INVESTMENT GRADE NEW YORK MUNICIPALS

26.      VAN KAMPEN TRUST FOR INVESTMENT GRADE PENNSYLVANIA MUNICIPALS

27.      VAN KAMPEN MUNICIPAL OPPORTUNITY TRUST

28.      VAN KAMPEN ADVANTAGE MUNICIPAL INCOME TRUST

29.      VAN KAMPEN ADVANTAGE PENNSYLVANIA MUNICIPAL INCOME TRUST

30.      VAN KAMPEN STRATEGIC SECTOR MUNICIPAL TRUST

31.      VAN KAMPEN VALUE MUNICIPAL INCOME TRUST

32.      VAN KAMPEN CALIFORNIA VALUE MUNICIPAL INCOME TRUST

33.      VAN KAMPEN MASSACHUSETTS VALUE MUNICIPAL INCOME TRUST

34.      VAN KAMPEN NEW JERSEY VALUE MUNICIPAL INCOME TRUST

35.      VAN KAMPEN NEW YORK VALUE MUNICIPAL INCOME TRUST

36.      VAN KAMPEN OHIO VALUE MUNICIPAL INCOME TRUST

37.      VAN KAMPEN PENNSYLVANIA VALUE MUNICIPAL INCOME TRUST

38.      VAN KAMPEN MUNICIPAL OPPORTUNITY TRUST II

39.      VAN KAMPEN FLORIDA MUNICIPAL OPPORTUNITY TRUST

40.      VAN KAMPEN ADVANTAGE MUNICIPAL INCOME TRUST II

41.      VAN KAMPEN SELECT SECTOR MUNICIPAL TRUST

42.      VAN KAMPEN SENIOR INCOME TRUST

43. VAN KAMPEN LIFE INVESTMENT TRUST on behalf of its series, Aggressive Growth Portfolio, Select Growth Portfolio and Technology Portfolio

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44.      VAN KAMPEN SERIES FUND, INC., on behalf of its series
                 Van Kampen Emerging Markets Debt Fund
                 Van Kampen Worldwide High Income Fund
                 Van Kampen American Value Fund
                 Van Kampen Focus Equity Fund
                 Van Kampen Equity Growth Fund
                 Van Kampen Mid Cap Growth Fund
                 Van Kampen Value Fund
                 Van Kampen Global Equity Allocation Fund
                 Van Kampen Global Equity Fund
                 Van Kampen Asian Growth Fund
                 Van Kampen Emerging Markets Fund
                 Van Kampen Latin American Fund
                 Van Kampen International Magnum Fund
                 Van Kampen Japanese Equity Fund
                 Van Kampen Growth & Income Fund II
                 Van Kampen Tax Managed Global Franchise Fund
                 Van Kampen European Equity Fund

45.      VAN KAMPEN EQUITY TRUST II, on behalf of its series
                  Van Kampen Technology Fund and Van Kampen Tax Managed Equity Growth Fund